SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (date of earliest event reported)      June 29, 1998

                         BARRETT BUSINESS SERVICES, INC.
             (Exact name of registrant as specified in its charter)

      Maryland                      0-21886                   52-0812977
(State or other jurisdiction     (Commission File No.)      (IRS Employer
      of incorporation)                                   Identification No.)

  4724 SW Macadam Avenue, Portland, Oregon                        97201
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code        (503) 220-0988


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Item 5.  Other Events

            On June 29, 1998, the registrant acquired the outstanding capital stock of Western Industrial Management, Inc., and of a related company, Catch 55, Inc., each a California corporation (together, "WIMI"). The acquisition involved the merger of WIMI with and into the registrant, as a result of which the former shareholders of WIMI received a total of 894,642 shares of the registrant's common stock, including 10,497 shares issued in exchange for real property consisting of an office condominium in which WIMI's main office is located. A dissenting WIMI shareholder received cash paid out of the registrant's liquid funds in the amount of $519,095, based on a value of $11.375 per share of the registrant's common stock. The registrant also paid certain professional fees owed by WIMI in connection with the merger transaction totaling approximately $425,000 out of the registrant's liquid funds.

            The terms of the acquisition, set forth in an Acquisition and Merger Agreement dated June 29, 1998, were determined by arm's length negotiation between the parties. The merger will be accounted for as a pooling-of-interests and will be treated as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

            One of the former shareholders of WIMI, Keith N. Rentschler, has entered into an employment agreement with the registrant terminable upon notice by either party pursuant to which he has been appointed Area Vice President for the registrant's Southern California market area. Each of the former WIMI shareholders has also entered into a noncompetition agreement with the registrant, effective until four years after the later of the consummation of the acquisition transaction and termination of employment with the registrant.

            WIMI, a privately-held staffing service company headquartered in San Bernardino, California, had 1997 revenues of approximately $24.5 million. WIMI's six offices will be operated in conjunction with the registrant's five other branch offices Southern California market area.

Item 7.  Financial Statements, Pro Forma Financial Information, and Exhibits.

            (a)   Financial Statements of Businesses Acquired.  Not required.

            (b)   Pro Forma Financial Information.  Not required.

            (c)   Exhibits

                  Exhibit 2 Acquisition and Merger Agreement dated June 29, 1998, among Barrett Business Services, Inc., Western Industrial Management, Inc., Catch 55, Inc., the Shareholders of Western Industrial Management, Inc., and Catch 55, Inc., Richard K. Rentschler, and the Rentschler Family Trust.

                  Exhibit 99 News Release of Barrett Business Services, Inc., dated June 29, 1998.


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                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

DATED:  July 10, 1998               BARRETT BUSINESS SERVICES, INC.

                                       By:/s/ Michael D. Mulholland
                                          Michael D. Mulholland
                                          Vice President - Finance